Exhibit 99.1

News Release
For Immediate Release: November 2, 2021
H&R Block Reports Fiscal 2022 First Quarter Results; Reiterates Fiscal Year Financial Outlook
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) (the "Company") today released its financial results1 for the fiscal 2022 first quarter ended September 30, 2021.
•Q1 results demonstrated continued momentum across the business and the Company reiterates its previously given fiscal year 2022 outlook.
•The year over year quarterly results are not comparable due to last year’s tax season being extended to July 15, 2020, causing revenue and earnings to occur in the prior year first quarter that did not repeat in the first quarter ending September 30, 2021, as this year's tax season was extended only to May 17, 2021.
•The Company repurchased $166 million of shares, retiring approximately 4% of the shares outstanding during the fiscal quarter.
"Our first fiscal quarter reflects continued momentum in the businesses, our ongoing commitment to returning capital to shareholders, and progress on our Block Horizons imperatives," said Jeff Jones, H&R Block's president and CEO. "Looking forward, we are well positioned for the 2022 tax season and I am more confident than ever in our ability to execute against our next phase of strategic growth."
Fiscal 2022 First Quarter Results Key Financial Metrics
"We have made significant financial progress over the past several years, and our business continues to be strong," said Tony Bowen, H&R Block's chief financial officer. "We’re off to a great start to our fiscal year and were able to repurchase $166 million of shares during the quarter."
Year over year quarterly results are not comparable due to last year’s tax season being extended to July 15, 2020 causing revenue and earnings to occur in the prior year first quarter that did not repeat in the first quarter ending September 30, 2021, as this year's tax season was extended only to May 17, 2021. Revenue recorded in last year's fiscal Q1 related to the extended tax season is estimated to be $246 million.
•Total revenue of $193 million decreased by $225 million, or 54%, to the prior year. The decrease in revenue is entirely due to lower return volume because of the previous year's tax season extension. This was partially offset by Emerald Card revenue and strong growth from Wave.
•Total operating expenses of $367 million decreased by $51 million, or 12%, primarily driven by lower tax pro compensation on lighter return volumes as the quarter took place after the 2021 filing deadline.
•Pretax loss increased by $164 million to $197 million, entirely due to the decrease in revenue because of the previous year's tax season extension.
1    All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.

•Loss per share from continuing operations2 increased from $0.32 to $0.84; adjusted loss per share from continuing operations increased from $0.24 to $0.78.
Capital Structure
The Company also reported the following related to its capital structure:
•Fiscal year first quarter repurchases and retirements of common stock totaled approximately 6.8 million shares at an aggregate price of $166 million, or $24.37 per share. The Company has approximately $400 million remaining on its authorization which runs through June 2022.
•As previously announced, a quarterly cash dividend of $0.27 per share was paid on October 1, 2021 to shareholders of record as of September 10, 2021. H&R Block has paid quarterly dividends consecutively since the Company became public in 1962.
Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the Company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2022 first quarter results, outlook, and a general business update will occur during the Company’s previously announced fiscal first quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on November 2, 2021. To access the call, please dial the number below approximately 5 minutes prior to the scheduled starting time:
U.S./Canada (866) 987-6821or International (630) 652-5951
Conference ID: 5163538
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The webcast can be accessed directly https://investors.hrblock.com/financial-information/quarterly-results, and the presentation will be posted following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on November 2, 2021 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 5163538. The webcast will be available for replay beginning on November 3, 2021 and continuing for 90 days at https://investors.hrblock.com/financial-information/quarterly-results.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial products, and small business solutions. The Company blends digital innovation with the human expertise and care of its associates and franchisees as it helps people get the best outcome at tax time, and better manage and access their money year-round. Through Block Advisors and Wave, the Company helps small business owners thrive with innovative products like Wave Money, a small business banking and bookkeeping solution, and the only business bank account to manage bookkeeping automatically. For more information, visit H&R Block News or follow @HRBlockNews on Twitter.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable
2 All per share amounts are based on fully diluted shares at the end of the corresponding period. The company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2021 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at https://investors.hrblock.com. In addition, factors that may cause the Company’s actual estimated effective tax rate to differ from estimates include the Company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the Company has made, future actions of the Company, or increases in applicable tax rates in jurisdictions where the Company operates. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Michaella Gallina, (816) 854-3022, michaella.gallina@hrblock.com
Jordyn Eskijian, (816) 854-5674, jordyn.eskijian@hrblock.com
Media Relations:    Angela Davied, (816) 854-5798, angela.davied@hrblock.com

TABLES FOLLOW

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended September 30,
	2021	2020
REVENUES:
U.S. assisted tax preparation	$33,607	$207,167
U.S. royalties	7,358	22,652
U.S. DIY tax preparation	4,061	47,463
International	58,325	58,776
Refund Transfers	1,665	6,113
Emerald Card®	28,258	12,436
Peace of Mind® Extended Service Plan	24,836	27,192
Tax Identity Shield®	5,153	8,994
Interest and fee income on Emerald AdvanceSM	479	526
Wave	19,137	13,737
Other	9,745	12,290
Total revenues	192,624	417,346
Compensation and benefits:
Field wages	56,079	92,545
Other wages	58,064	63,068
Benefits and other compensation	25,450	33,805
	139,593	189,418
Occupancy	95,822	96,850
Marketing and advertising	10,073	15,492
Depreciation and amortization	35,715	38,237
Bad debt	1,043	520
Other	85,150	77,582
Total operating expenses	367,396	418,099

Other income (expense), net	284	2,504
Interest expense on borrowings	(22,830)	(34,697)
Pretax loss	(197,318)	(32,946)
Income taxes (benefit)	(47,373)	27,964
Net loss from continuing operations	(149,945)	(60,910)
Net loss from discontinued operations	(1,656)	(1,346)
Net loss	$(151,601)	$(62,256)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.84)	$(0.32)
Discontinued operations	(0.01)	—
Consolidated	$(0.85)	$(0.32)

WEIGHTED AVERAGE DILUTED SHARES	178,099	192,314

Adjusted diluted EPS (1)	$(0.78)	$(0.24)
EBITDA (1)	(138,773)	39,988

(1) All non-GAAP measures are results form continuing operations. See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	September 30, 2021	June 30, 2021

ASSETS
Cash and cash equivalents	$891,739	$1,434,381
Cash and cash equivalents - restricted	139,067	149,783
Receivables, net	56,829	88,932
Income taxes receivable	338,399	330,872
Prepaid expenses and other current assets	69,714	76,414
Total current assets	1,495,748	2,080,382
Property and equipment, net	141,006	139,276
Operating lease right of use assets	410,724	445,847
Intangible assets, net	337,451	351,093
Goodwill	749,409	754,521
Deferred tax assets and income taxes receivable	178,946	181,996
Other noncurrent assets	54,743	61,273
Total assets	$3,368,027	$4,014,388
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$156,605	$164,269
Accrued salaries, wages and payroll taxes	54,816	168,989
Accrued income taxes and reserves for uncertain tax positions	155,137	238,863
Operating lease liabilities	201,179	214,190
Deferred revenue and other current liabilities	185,232	196,175
Total current liabilities	752,969	982,486
Long-term debt	1,984,512	1,983,719
Deferred tax liabilities and reserves for uncertain tax positions	303,476	301,658
Operating lease liabilities	221,184	244,932
Deferred revenue and other noncurrent liabilities	90,358	113,535
Total liabilities	3,352,499	3,626,330
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,099	2,167
Additional paid-in capital	770,683	779,465
Accumulated other comprehensive income (loss)	(11,089)	88
Retained earnings (deficit)	(74,757)	286,694
Less treasury shares, at cost	(671,408)	(680,356)
Total stockholders' equity	15,528	388,058
Total liabilities and stockholders' equity	$3,368,027	$4,014,388

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended September 30,	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(151,601)	$(62,256)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,715	38,237
Provision	1,850	—
Deferred taxes	(13,547)	(480)
Stock-based compensation	6,847	7,781
Changes in assets and liabilities, net of acquisitions:
Receivables	35,913	29,016
Prepaid expenses, other current and noncurrent assets	8,610	1,673
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(134,215)	(37,546)
Deferred revenue, other current and noncurrent liabilities	(27,990)	(20,783)
Income tax receivables, accrued income taxes and income tax reserves	(72,768)	(52,698)
Other, net	(1,438)	(1,541)
Net cash used in operating activities	(312,624)	(98,597)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,620)	(13,386)
Payments made for business acquisitions, net of cash acquired	(4,265)	(2,538)
Franchise loans funded	(4,474)	(7,913)
Payments from franchisees	2,839	10,744
Other, net	2,067	1,100
Net cash used in investing activities	(19,453)	(11,993)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	—	(2,000,000)
Repayments of long-term debt	—	(650,000)
Proceeds from issuance of long-term debt	—	647,965
Dividends paid	(48,996)	(50,044)
Repurchase of common stock, including shares surrendered	(165,800)	(76,731)
Proceeds from exercise of stock options	3,385	1,134
Other, net	(5,911)	(19,131)
Net cash used in financing activities	(217,322)	(2,146,807)

Effects of exchange rate changes on cash	(3,959)	2,975

Net decrease in cash and cash equivalents, including restricted balances	(553,358)	(2,254,422)
Cash, cash equivalents and restricted cash, beginning of period	1,584,164	2,769,947
Cash, cash equivalents and restricted cash, end of period	$1,030,806	$515,525

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$38,419	$79,343
Interest paid on borrowings	12,594	34,726
Accrued purchase of common stock	4,785	12,323
Accrued additions to property and equipment	6,273	1,816
New operating right of use assets and related lease liabilities	29,371	21,590
Accrued dividends payable to common shareholders	47,940	50,154

U.S. Operating Statistics
	Three months ended September 30
	2021	2020(1)	Change	% Change

Tax Returns Prepared: (in 000s) (2)
Company-owned operations	140	858	(718)	(83.7)%
Franchise operations	75	335	(260)	(77.6)%
Total Assisted	215	1,193	(978)	(82.0)%

Desktop	17	326	(309)	(94.8)%
Online	53	701	(648)	(92.4)%
Total DIY	70	1,027	(957)	(93.2)%

Total U.S. Returns	285	2,220	(1,935)	(87.2)%

Net Average Charge: (3)
Company-owned operations	$239.31	$241.41	$(2.10)	(0.9)%
Franchise operations (4)	$244.23	$227.42	$16.81	7.4%
DIY	$43.22	$46.21	$(2.99)	(6.5)%

(1)     Represents a partial 2019 individual tax filing season, which was extended until July 15, 2020.
(2)     An assisted tax return is defined as a current or prior year individual or business tax return that has been accepted by the client. A DIY online return is defined as a current year individual or business tax return that has been accepted by the client. A DIY desktop return is defined as a current year individual or business tax return that has been electronically submitted to the IRS.
(3)     Net average charge is calculated as total tax preparation fees divided by tax returns prepared.
(4)    Net average charge related to H&R Block Franchise operations represents tax preparation fees collected by H&R Block franchisees divided by returns prepared in franchise offices. H&R Block will recognize a portion of franchise revenues as franchise royalties based on the terms of franchise agreements.

(in 000s)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURE - EBITDA	2021	2020

Net loss - as reported	$(151,601)	$(62,256)
Discontinued operations, net	1,656	1,346
Net loss from continuing operations - as reported	(149,945)	(60,910)
Add back:
Income taxes (benefit)	(47,373)	27,964
Interest expense	22,830	34,697
Depreciation and amortization	35,715	38,237
	11,172	100,898
EBITDA from continuing operations	$(138,773)	$39,988

(in 000s, except per share amounts)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2021	2020

Net loss from continuing operations - as reported	$(149,945)	$(60,910)

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	14,870	17,638
Tax effect of adjustments (1)	(3,635)	(1,854)
Adjusted net loss from continuing operations	$(138,710)	$(45,126)

Diluted loss per share from continuing operations - as reported	$(0.84)	$(0.32)
Adjustments, net of tax	0.06	0.08
Adjusted diluted loss per share from continuing operations	$(0.78)	$(0.24)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.